EXHIBIT 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment is made and entered into effective as of January 5, 2005 (the “Effective Date”), between American Medical Systems, Inc., a Delaware corporation (the “Company”), and Martin J. Emerson (the “Executive”).

R  E  C  I  T  A  L  S

     WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of April 26, 2004 (the “Employment Agreement”);

     WHEREAS, the Board of Directors of the Company’s parent corporation, American Medical Systems Holdings, Inc. (the “Parent Corporation”) has elected the Executive to the position of Chief Executive Officer and President and to the Board of Directors.

     WHEREAS, the parties hereto desire to amend the Employment Agreement to reflect such election, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     A. EMPLOYMENT AGREEMENT AMENDMENTS

     1. Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. The Executive shall serve as the President and Chief Executive Officer of the Parent Corporation and the Company, and, in such capacity, shall report directly to the Board of Directors of the Parent Corporation (the “Board” or “Board of Directors”). The Executive shall have such duties as are typically performed by the President and Chief Executive Officer of a corporation, together with such additional duties, commensurate with the Executive’s position as the President and Chief Executive Officer of the Parent and the Company, as may be assigned to the Executive from time to time by the Board of Directors. The principal location of the Executive’s employment shall be at the Company’s principal executive office located in Minnetonka,

Minnesota, although the Executive understands and agrees that he may be required to travel from time to time for Company business reasons.

     2. All references in the Employment Agreement to the Chief Executive Officer shall be deemed to be references to the Board of Directors.

     B. MISCELLANEOUS

     5. No Other Amendment. Except as set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

     6. Definitions. All capitalized terms that are not defined herein shall be as defined in the Employment Agreement.

     7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMERICAN MEDICAL SYSTEMS, INC.

By: /s/ Janet L. Dick
Name: Janet L. Dick
Title: VP Human Resources

By: /s/ Martin J. Emerson
Martin J. Emerson

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